Exhibit 10.11

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of [________________], 2014, is by and among MBT Financial Corp., a Michigan corporation (the “Company”), and _________________________________a Delaware limited partnership (“Partners”), (Partners is sometimes referred to herein as “Standby Purchaser”).

WITNESSETH:

WHEREAS, the Company proposes pursuant to the Registration Statement (as defined herein), to commence an offering to each holder of its common stock (the “Common Stock”) of record as of the close of business on [_______________], 2014 (the “Record Date”) of non-transferable rights to subscribe for and purchase shares of Common Stock at a subscription price of $4.25 per whole share for an aggregate offering amount of up to $6.0 million (the “Subscription Price” and, such offering, the “Rights Offering”);

WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its shareholders of record as of the Record Date, at no charge, one subscription right to purchase additional shares of Common Stock (the “New Shares”) for each share of Common Stock held by such shareholders as of the Record Date (the “Rights”), and each Right will entitle the holder to purchase [0.0664] New Shares at the Subscription Price per whole share (the “Basic Subscription Right”) with any fractional shares resulting from the exercise of the Basic Subscription Rights being eliminated by rounding down to the nearest whole share;

WHEREAS, to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Rights, each holder of Rights who exercises in full its Basic Subscription Right will be entitled to subscribe for additional shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Rights up to the total amount of three (3) times the number of shares purchased by such holder pursuant to its Basic Subscription Right, subject to other limitations, availability and proration as provided in the Prospectus, at the Subscription Price (the “Over-Subscription Privilege”);

WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchaser, together with another standby purchaser, to (a) acquire from the Company, at the Subscription Price, shares that remain unsold at the completion of the exercise of all shareholders’ Basic Subscription Right and Oversubscription Privilege (the “Standby Offering”), and (b) to exercise its Basic Subscription Right in full and not to exercise its Over-Subscription Privilege, in each case subject to the second sentence in Section 2(b) below; and

WHEREAS, the Rights Offering and the Standby Offering are collectively the “Stock Offerings.”

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

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Section 1. Definitions.

“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser; provided that such Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.

“Agent” shall have the meaning set forth in Section 4(d) hereof.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Shares” shall have the meaning set forth in Section 2(a) hereof.

“Basic Subscription Right” shall have the meaning set forth in the recitals hereof.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of New York or the State of Michigan.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at the offices of Shumaker, Loop & Kendrick, LLP in Toledo, Ohio, 5PM Eastern Time, on the Closing Date or at such other place and time as shall be agreed upon by the parties hereto.

“Closing Date” shall mean the date that is three (3) Business Days after the Rights Offering Expiration Date, subject to the satisfaction or waiver of the conditions set forth in Section 7 below, or such other date as may be agreed to by the parties hereto.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Company SEC Documents” shall have the meaning set forth in Section 3(e) hereof.

“Cure Period” shall have the meaning set forth in Section 8(a) hereof.

“Evaluation Date” shall have the meaning set forth in Section 3(f) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering.

“Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.

“Material Adverse Effect” shall mean (a) a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operations, business or prospects of the Company and its subsidiaries taken as a whole; provided that the meaning shall exclude any changes from general economic, industry, market or competitive conditions or changes in laws, rules or regulations generally affecting Persons in the Company’s industry, provided that such effects do not adversely affect the Company in a disproportionate manner, (b) a material impairment of the Company’s ability to perform on a timely basis its obligations under this Agreement, or (c) a material and adverse effect on the legality, validity or enforceability of this Agreement.

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“New Shares” shall have the meaning set forth in the recitals hereof.

“Over-Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prospectus” shall mean the final Prospectus, including any information relating to the Rights Offering, including the Rights and the underlying shares of Common Stock, and the additional shares of Common Stock to be offered and sold in the Standby Offering, that is filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A of the Securities Act to be part of such registration statement, each as amended, for use in connection with the issuance of the Rights and the Rights Offering.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (Commission File No. 333-191901) initially filed with the Commission on October 25, 2013, together with all exhibits thereto and any prospectus supplement relating to the Rights and the underlying shares of Common Stock, that is filed with the Commission and deemed by virtue of Rule 430A of the Securities Act to be part of such registration statement, each as amended, pursuant to which the Rights and underlying shares of Common Stock have been registered pursuant to the Securities Act.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean [_______], 2014, provided that the Company shall have the option to extend the Rights Offering, for any reason, until [_______], 2014.

“Securities” shall mean the Basic Shares and the Unsubscribed Shares that are purchased by the Standby Purchaser pursuant to Section 2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated December 23, 2013, among the Company, Partners and Parallel.

“Standby Indemnified Persons” shall have the meaning set forth in Section 9(a) hereof.

“Standby Purchasers” shall mean the Standby Purchaser and certain other parties with whom the Company has entered into Standby Purchase Agreements that are substantially similar to this Agreement, except as described herein.

“Stock Offerings” shall have the meaning set forth in the recitals hereof.

“Subscription Agent” shall have the meaning set forth in Section 6(a)(iv) hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Unsubscribed Shares” shall have the meaning set forth in Section 2(b) hereof.

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Section 2. Standby Purchase Commitment.

(a) Subject to the second sentence in Section 2(b) below, the Standby Purchaser hereby agrees (i) to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, all of the New Shares that will be available for purchase by the Standby Purchaser pursuant to its Basic Subscription Right (“Basic Shares”) and (ii) the Standby Purchaser agrees not to exercise, and to cause its Affiliates not to exercise, the Over-Subscription Privilege to which such Standby Purchaser and its Affiliates would otherwise be entitled in the Rights Offering.

(b) Subject to the following sentence, the Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, 50% of all of the shares of Common Stock, if any, that remain available in the Rights Offering after the issuance of all shares of Common Stock validly subscribed for through the exercise of Rights, including the exercise of all Basic Subscription Rights and Over-Subscription Privileges (such remaining shares being hereinafter referred to as the “Unsubscribed Shares”). Notwithstanding the forgoing, in no event shall the Standby Purchaser be required to purchase Basic Shares or Unsubscribed Shares in excess of the number of shares of Common Stock that would result in the Standby Purchaser becoming a beneficial owner for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Standby Purchaser) would represent more than 9.9% of the Common Stock of the Company outstanding at such time after giving effect to the Stock Offerings. The Unsubscribed Shares to be purchased by Standby Purchaser pursuant to this Section 2(b), if any, shall be allocated between Partners and Parallel as determined by Standby Purchaser in its sole discretion.

(c) Payment of the Subscription Price for the Securities shall be made to the Company by the Standby Purchaser, on the Closing Date, against delivery of the Securities to the Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

(d) The Standby Purchaser and the Company acknowledge and agree that the Company has entered into, or contemplates entering into another standby purchase agreement with another party on terms substantially similar to this Agreement.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchaser as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to carry on its business as now conducted.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(c) As of the date hereof, the authorized capital of the Company consists of 50,000,000 shares of Common Stock, of which (A) [___________] shares were issued and outstanding and (B) [____________] shares are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or other preemptive or similar rights.

(d) The Registration Statement was declared effective by the Commission on [__________________], 2014 and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. On the effective date, the Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Registration Statement, each Issuer Free Writing Prospectus and the Prospectus will not include an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, each Issuer Free Writing Prospectus or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser for use in the Registration Statement, each Issuer Free Writing Prospectus or in the Prospectus.

(e) All of the Securities will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s articles of incorporation or any material agreement or instrument to which the Company is a party or by which it is bound.

(f) Since January 1, 2012, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable. The audited consolidated financial statements of Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

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(g) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations of the Commission adopted thereunder) which are applicable to it as of the date of this Agreement. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s disclosure controls and procedures (as such term is defined in Rule 13a-14(c) and Rule 15d-14(c) under the Exchange Act), in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s disclosure controls and procedures or internal control over financial reporting.

(h) The execution, delivery and performance of this Agreement by the Company and the performance by the Company, or the consummation, of the transactions contemplated by this Agreement and the compliance by the Company with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the charter or bylaws or other applicable organizational documents of the Company or any of its subsidiaries; (ii) any material indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which its respective property is subject; or (iii) any material law, statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or its activities or properties.

(i) No consent, approval, authorization, order, registration or qualification of or with any third party or any court or other regulatory, legislative, executive or judicial governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of the New Shares upon exercise of the Rights, the issuance and delivery of the Securities in accordance with the terms hereof, the consummation of the Rights Offering by the Company, and the execution and delivery by the Company of this Agreements and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein, except the registration under the Securities Act of the issuance of the Rights and the New Shares (excluding the Securities) pursuant to the exercise of Rights, and (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase of the Securities by the Standby Purchaser or the distribution of the Rights and the sale of the New Shares.

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(j) Since December 31, 2012, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(k) Except for fees to be paid to the Agent as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a) (i) The Standby Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and (ii) has the requisite corporate, partnership, limited liability company or other power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b) The Standby Purchaser is acquiring the Securities for its own account, with the intention of holding the Securities for investment and with no present intention of participating, directly or indirectly, in a distribution of the Securities.

(c) This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) The Standby Purchaser hereby acknowledges that (i) the Company has retained Donnelly Penman & Partners to serve as the agent (the “Agent”) in connection with the Stock Offerings, pursuant to which the Agent will receive fees for each share of Common Stock sold in the Stock Offerings as described in the Prospectus, and (ii) the securities purchased by the Standby Purchaser in the Stock Offerings will be acquired from the Company without registration under the Securities Act and will constitute restricted securities.

Section 5. Deliveries at Closing.

(a) At the Closing, the Company shall deliver to the Standby Purchaser (i) a direct registration book-entry advice representing the securities purchased, with appropriate notation that the securities purchased by the Standby Purchaser in the Stock Offerings were acquired from the Company without registration under the Securities Act and are restricted securities and any certificate for shares issued to the Standby Purchase shall bear an appropriate legend to that effect, and (ii) a certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date and that the conditions set forth in subsections (ii) through (v) and (vii) of Section 7 have been satisfied.

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(b) At the Closing, the Standby Purchaser shall deliver to the Company payment in an amount equal to the Subscription Price multiplied by the Securities purchased by such Standby Purchaser, as set forth in Section 2 hereof.

Section 6. Covenants.

(a) Covenants. The Company agrees as follows between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof:

(i) To use commercially reasonable efforts to effectuate the Rights Offering;

(ii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when any amendment or supplement to the Prospectus has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(iii) To operate the Company’s business in the ordinary course of business consistent with past practice;

(iv) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchaser, the Standby Purchaser of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(v) Except in connection with the Rights Offering, not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options;

(vi) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

(vii) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock; and

(viii) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

(b) Information. The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that may be necessary or appropriate and will make any information furnished to the Company for the Prospectus by the Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c) Public Statements. Other than a description of the terms of this Agreement included in the Prospectus, neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto.

(d) Regulatory Filing. If the Company or the Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

Section 7. Conditions to Closing.

(a)  The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii) The Company shall have performed all covenants and agreements herein required to be performed on its part at or prior to the Closing Date;

(iii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist which would reasonably likely result in a Material Adverse Effect;

(iv) As of the Closing Date, (1) trading in the Common Stock shall not have been suspended by the Commission or Nasdaq Global Select Market or trading in securities generally on the Nasdaq Global Select Market shall not have been suspended or limited or minimum prices shall not have been established on the Nasdaq Global Select Market, (2) a banking moratorium shall have been declared either by U.S. federal or Michigan state authorities, or (3) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets (a “Market Adverse Effect”);

(v) The Company shall have obtained any required federal or state approvals for the Stock Offerings on conditions reasonably satisfactory to the Company;

(vi) No circumstances have occurred that would result in the Standby Purchaser, individually or otherwise with any other person or entity, being required to register as a depository institution holding company under federal or state laws or regulations, or to submit an application, or notice, to a federal regulatory authority; and

(vii) The Securities shall have been authorized for listing on the Nasdaq Global Select Market.

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(b)  The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the condition that the representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

(c)  The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement; and

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with.

Section 8. Termination.

(a)  This Agreement may be terminated at any time prior to the Closing Date by the Standby Purchaser by written notice to the Company if there is (i) a Material Adverse Effect or (ii) a Market Adverse Effect that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within the Cure Period, shall expire seven (7) days after the expiration of such Cure Period.

(b)  This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other party hereto:

(i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered written notice to the breaching party of such breach;

(ii) At any time after [_____], 2014, unless the Closing has occurred prior to such date, if the terminating party has not materially breached this Agreement; or

(iii) Consummation of the Standby Offering is prohibited by law, rule or regulation.

(c)  The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to Section 8(a), 8(b)(ii) or 8(b)(iii) shall be without liability of the Company or the Standby Purchaser.

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Section 9. Indemnification and Contribution.

(a) In the event the Rights Offering is consummated, the Company shall indemnify and hold harmless the Standby Purchaser and its Affiliates, officers, directors, members, managers, partners, agents, representatives, successors, assigns and employees and each other Person, if any, who controls the Standby Purchaser within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages, liabilities, or expenses to which any of the Standby Indemnified Persons may become subject (i) as a result of any breach by the Company of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, each Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) any actual or alleged untrue statement or actual or alleged omission made in the Registration Statement, each Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto or in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein, (ii) the failure of the Standby Purchaser to perform any covenant and agreement contained in this Agreement, (iii) the inaccuracy of any representation or warranty made by the Standby Purchaser in this Agreement, or (iv) the gross negligence or willful misconduct of any Standby Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities or New Shares by such Standby Indemnified Person.

(b) The Standby Purchaser, by acceptance hereof, agrees to indemnify and hold harmless the Company and its Affiliates, officers, directors, members, managers, partners, agents, representatives, successors, assigns and employees and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons,” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any losses, claims, damages, liabilities, or expenses to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by the Standby Purchaser of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, information provided in writing to the Company by the Standby Purchaser specifically for use in the Registration Statement, each Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto; provided, however, that the Standby Purchaser will not be liable in any such case to the extent that any such any losses, claims, damages, liabilities, or expenses arise out of or are based upon (i) the failure of the Company to perform any covenant and agreement contained in this Agreement, (ii) the inaccuracy of any representation or warranty made by the Company in this Agreement or (iii) the gross negligence or willful misconduct of any Company Indemnified Person.

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(c) Any Indemnified Person will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Indemnified Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless, in such Indemnified Person’s reasonable judgment, a conflict of interest between such Indemnified Person and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the Indemnified Person or (ii) the Indemnified Person otherwise consents in advance in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) (i) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 10. Survival. The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 11. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

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If to the Company:

MBT Financial Corp.

Attention: Doug Chaffin
President and Chief Executive Officer
102 East Front Street

Monroe, MI 48161
Telephone: 734-384-8123
Facsimile: 734-242-1822

With a copy to:

Shumaker, Loop & Kendrick, LLP
Attention: Martin D. Werner, Esq.

1000 Jackson Street

Toledo, OH 43604
Telephone: 419-321-1395
Facsimile: 419-241-6894

If to the Standby Purchaser:

With a copy to:

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 11.

Section 12. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. This Agreement, or the Standby Purchaser’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Standby Purchaser to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Standby Purchaser, provided that any such assignee assumes the obligations of the Standby Purchaser hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Standby Purchaser. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Standby Purchaser of its obligations hereunder if such assignee fails to perform such obligations.

Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

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Section 14. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.

Section 15. Extension or Modification of Rights Offering. The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.

Section 16. Amendments. This Agreement may not be amended, modified or changed, in whole or in part, except by an instrument in writing signed by the Company and the Standby Purchaser.

Section 17. Entire Agreement. This Agreement, together with the Securities Purchase Agreement and the documents and instruments attached as exhibits to and referred to in this Agreement and the Securities Purchase Agreement, constitutes the entire agreement of the parties with respect to the Rights Offering and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby. Company acknowledges and agrees that any Securities purchased by Standby Purchaser pursuant to this Agreement shall be “Registrable Securities” as such term is defined in Section 5.19(a) of the Securities Purchase Agreement and subject to the provisions of Section 5.19 of the Securities Purchase Agreement.

Section 18. Miscellaneous.

(a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

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MBT FINANCIAL CORP.

BY:
	Name:	Doug Chaffin
	Title:	President and Chief Executive Officer

BY:
Name:
Title:

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